EXHIBIT 10.32(c)
SECOND AMENDMENT TO LEASE
     This Second Amendment to Lease dated October 1, 2001 is executed by and between Syufy Enterprises, a California limited partnership, hereinafter called “Landlord,” and Century Theatres, Inc., a Delaware corporation, hereinafter called “Tenant.”
WITNESSETH:
     WHEREAS, Landlord and Century Theatres of California, Inc., entered into an Indenture of Lease on September 30, 1995, hereinafter referred to as the “Lease,” for land and a theatre building located at the Northridge Mall in Salinas, California, and
     WHEREAS, Landlord and Tenant entered into that certain First Amendment to Lease dated September 1, 2000, and
     WHEREAS, the parties hereto desire to amend said Lease as hereinafter provided,
     NOW, THEREFORE, the parties hereto mutually agree that the Lease shall be amended as follows:
     1. Tenant shall be allowed to demolish the existing Theatre Building and Improvements. Tenant shall be responsible for all costs of the demolition and removal of debris.
     2. Tenant shall be allowed to re-develop the Entire Premises in order to construct a new multi-screen theater complex and provide for surface parking in connection therewith. Tenant shall be responsible for all costs to re-develop the property for Tenant’s use, and shall be responsible to satisfy, and indemnify Landlord for, all obligations related to the entitlements and approvals for the project, as well as those obligations arising from the Third Supplement and Amendment to and Restatement of Construction, Operation and Reciprocal Easement Agreement dated July 3, 1979.
     3. The term “Leased Premises” as defined in Section 1.02 — Definitions in Article I of the Lease shall be deleted in its entirety and replaced with the following definition:
     The term “Leased Premises” shall mean Tenant’s Building and the land adjacent thereto as described in Exhibit A and as shown on Exhibit B, and the rights, easements and privileges granted to Tenant in the Lease.
     4. Section 2.01 of the Lease shall be deleted in its entirety and replaced with the following:
Northridge Salinas, CA

     Landlord leases to Tenant and Tenant leases from Landlord, the Entire Premises, upon the terms and conditions contained herein.
     5. Section 14.06 Partial Taking — Option to Terminate shall be amended by deleting the phrase “if more than thirty percent (30%) of the Building or”.
     6. Section 7.01 (C) of the Lease shall be deleted in its entirety.
     7. Section 9.01 of the Lease shall be deleted in its entirety.
     8. Section 9.04 (B) of the Lease shall be deleted in its entirety.
     9. This Amendment shall be effective on the date first set forth above.
   10. All other conditions and provisions of the Lease shall remain in effect.
     Executed as of the date first written above.

SYUFY ENTERPRISES, L.P.		CENTURY THEATRES, INC.

/s/ Alan Steuer		/s/ Raymond W. Syufy

By:	Alan Steuer	By:	Raymond W. Syufy
Its:	CFO	Its:	CFO
[STAMP]
Northridge Salinas, CA